EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2022, included in the Proxy Statement of Sesen Bio, Inc. that is made part of Amendment No. 2 to the Registration Statement (Form S-4) and Prospectus of Sesen Bio, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 14, 2022